Exhibit 99.1
FOR IMMEDIATE RELEASE
Lear Contact:
Mel Stephens
(248) 447-1624
LEAR REACHES AGREEMENT IN PRINCIPLE
ON CONSENSUAL DEBT RESTRUCTURING
Debt Restructuring Agreement Supported by Steering Committees of Secured
Lenders and Bondholders
Lear Anticipates Implementing Restructuring Through an Expedited Chapter 11
Plan Process Involving the Company and Certain of its U.S. and Canadian
Subsidiaries
Company Obtains $500 Million in New Money Debtor-In-Possession Financing That Will
Convert to Exit Financing Upon Lear’s Exit From Chapter 11
Restructuring Provides Protection for Customers and Suppliers, Including Paying Vast
Majority of Trade Creditors In Full
Global Operations to Continue Without Disruption
Deleveraged Capital Structure Will Strengthen Long-Term Competitiveness
     SOUTHFIELD, Mich., July 1, 2009 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating systems, electrical distribution systems and electronic products, announced today that the Company has reached an agreement in principle regarding a consensual debt restructuring with steering committees representing its secured lenders and its bondholders. The Company plans to commence shortly the proposed restructuring under court supervision pursuant to a voluntary bankruptcy filing under Chapter 11 of the United States Bankruptcy Code by the Company and certain of its U.S. and Canadian subsidiaries. The agreement in principle provides that, subject to certain limited exceptions, Lear’s trade creditors will be paid in full.
     Lear’s subsidiaries outside the U.S. and Canada would not be part of the bankruptcy filing. The Company’s operations outside the United States and Canada are well-capitalized, well-positioned and have a strong backlog of new business.
     Given the unprecedented economic downturn and corresponding decline in global automobile production volumes, as well as continued difficult conditions in credit markets generally, Lear’s Board of Directors concluded that in order to protect the long-term business interests of the Company, this protective action was the fastest and most effective way to delever its capital structure. During the reorganization process, Lear is committed to continuing to deliver to its customers the superior quality, service and innovation they expect.
     The Company’s restructuring plan has the support of a majority of the members of a steering committee of the Company’s secured lenders and a steering committee of bondholders acting on behalf of an ad hoc group of bondholders The Company is seeking support for its restructuring plan from additional lenders and bondholders. However, no assurance can be given as to the level of additional support for the restructuring the Company ultimately will be able to obtain from its lenders and bondholders.
     The Company has received commitments from a syndicate of secured lenders, led by J.P. Morgan and Citigroup, for $500 million in new money debtor-in-possession (DIP) financing. The proposed DIP financing, subject to customary conditions, provides additional financial flexibility that supplements Lear’s significant existing cash balances. Additionally, the DIP agreement provides that, subject to certain conditions, the DIP financing will convert into exit financing with a three-year term upon Lear’s emergence from Chapter 11.
     Bob Rossiter, Lear’s Chairman, Chief Executive Officer and President, said, “This restructuring is being undertaken to maximize the long-term value of the Company. Lear is a leading global Tier 1 automotive supplier with excellent technical capabilities in critical product lines – seating systems, power distribution and electronics, as well as a competitive, low-cost footprint, a diverse customer base, a solid backlog of new business and a strong cash position. With these strengths and the additional flexibility we will have as a result of the proposed DIP facility, we intend to complete the restructuring as quickly as possible, and emerge as an even stronger and more competitive partner to our customers.”
     Bob Rossiter continued, “We want to assure everyone – customers, suppliers, employees, and the communities of which we are a part – that Lear is committed to positioning our business for sustainable success. We believe that the agreement in principle with the steering committees of our secured lenders and bondholders to support our plan of reorganization will enable us to emerge expeditiously.”
     The Company anticipates being in default under its 8.50% Senior Notes due in 2013 and 8.75% Senior Notes due in 2016, as the 30-day grace period applicable to the semi-annual interest payment due on such notes will expire on July 2, 2009. In addition, in light of the pending reorganization plan, the Company has not made principal and interest payments due under its senior credit facility on June 30th.

Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to: the potential adverse impact of any chapter 11 bankruptcy filing on the Company’s business, financial condition or results of operations, including the Company’s ability to maintain contracts, trade credit and other customer and vendor relationships that are critical to its business and the actions and decisions of the Company’s creditors and other third parties with interests in any chapter 11 proceedings; the ability of the Company to secure additional support from its secured lenders and bondholders for its proposed restructuring plan; general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles for which the Company is a supplier; the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; the outcome of customer negotiations; the impact and timing of program launch costs; the costs, timing and success of restructuring actions; increases in the Company’s warranty or product liability costs; risks associated with conducting business in foreign countries; competitive conditions impacting the Company’s key customers and suppliers; the cost and availability of raw materials and energy; the Company’s ability to mitigate increases in raw material, energy and commodity costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; further impairment charges initiated by adverse industry or market developments; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy. The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
     Lear Corporation is one of the world’s leading suppliers of automotive seating systems, electrical distribution systems and electronic products. The Company’s world-class products are designed, engineered and manufactured by a diverse team of 80,000 employees at 210 facilities in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the Internet at http://www.Lear.com.
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